Press Release	Source: Western Standard Energy

Western Standard Energy Corp. Acquires Package of North Dakota State Oil & Gas Leases

Monday November 10, 9:55 am ET

LONDON--(BUSINESS WIRE)--Western Standard Energy Corp., (OTC BB:WSEG - News), an oil and gas exploration company, today announced that it has entered into an agreement with East Dickinson Oil and Gas Co. to acquire a package of ten State of North Dakota oil & gas exploration leases in and around Dickinson, North Dakota. Western Standard has also acquired one State of North Dakota oil & gas lease from the Stark County Oil & Gas Co.; amounting to around 750 net acres to be added to the Company’s exploration assets upon assignment (the ‘Leases’). All the Leases have a 1/8 royalty to the State of North Dakota, with the exception of two of the Leases, which have a 1/6 royalty.

Oil For America, LLC, a consultant to East Dickinson Oil and Gas Co. and the Stark County Oil & Gas Co., have identified and high-graded 10 Lodgepole Reef prospects on the Leases. According to a letter addressed to the company by Jamil Azad, a professional consulting geologist, there are no shallow gas sands to distort our proprietary geochemical analysis and each location yielded a strong and clear geochemical fingerprint of Lodgepole petroleum.”

Dan Bauer, President and CEO of Western Standard Energy stated, “With this recent acquisition Western Standard now has 18 identified and high-graded Lodgepole Reef prospects in its portfolio of exploration assets. This demonstrates our continued commitment to exploration in North Dakota and in Montana.”

About Western Standard Energy Corp.

Western Standard Energy Corp. is an independent oil and gas exploration company, traded on the OTC BB under the ticker symbol WSEG. Western Standard has secured and is developing a portfolio of oil and gas properties throughout Montana and North Dakota. Shareholders are invited to contact corporate communications toll free at (888) 956-7843 for further information.

Western Standard Energy Corp.

Dan Bauer, President

Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Forward-looking statements in this news release include that Western Standard Energy Corp, (‘Company’) will procure and accept the assignment of the Leases, that it will develop a portfolio of oil and gas properties throughout Montana and North Dakota, that it will drill the prospects on the Leases, and that the prospects will produce any quantity of oil or gas.

It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include the uncertainty of the requirements demanded by environmental agencies, the Company's ability to raise financing for operations, breach by parties with whom we have contracted, inability to maintain qualified employees or consultants, competition for equipment, inability to obtain drilling permits, potential delays or obstacles in drilling operations and interpreting data, and the likelihood that no commercial quantities of gas are found or recoverable. Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-QSB, annual reports on Form 10-KSB and the Company’s other disclosure documents filed from time-to-time with the Securities and Exchange Commission available at www.sec.gov.

Cautionary Note to U.S. Investors

The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this document that SEC’s guidelines may prohibit us from including in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our annual report on Form 10-KSB and quarterly reports on Form 10-QSB available from us or the SEC.

Contact:

Western Standard Energy Corp.

Investor Relations

Dan Bauer, 1-888-956-7843

ir@western-standard.com

www.western-standard.com

http://www.western-standard.com

Source: Western Standard Energy